Exhibit 99.2
Consolidated Mortgage, LLC
Balance Sheets

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash	$680,104	$1,039,908
Receivables	22,189	—
Deeds of trust held for sale	994,492	2,590,540
Equipment, net	415,647	261,510
Goodwill, net	1,348,149	1,348,149

TOTAL ASSETS	$3,460,581	$5,240,107

LIABILITIES AND MEMBER’S EQUITY
Accounts payable and accrued expenses	$569,701	$541,790
Due to others	—	99,026
Related party note payable	994,492	2,573,540

TOTAL LIABILITIES	1,564,193	3,214,356

Members’ equity	1,896,388	2,025,751

TOTAL LIABILITIES AND MEMBER’S EQUITY	$3,460,581	$5,240,107

Consolidated Mortgage, LLC
Statements of Income
(Unaudited)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2005	2004	2005	2004
REVENUES
Loan brokerage fees	$2,087,070	$2,250,484	$7,769,711	$6,691,378
Service and other loan fees	648,630	465,492	1,750,241	1,176,457
Interest, including on funds held in trust	157,921	170,701	459,326	551,906
Retail loan division	—	208,693	—	471,989
Other	9,010	21,999	62,787	76,588

Total revenue	2,902,631	3,117,369	10,042,066	8,968,317

EXPENSES
Compensation and related payroll costs	461,070	556,185	1,362,212	1,571,051
Interest, including on funds held in trust	99,846	315,184	398,369	499,459
Advertising and promotion	8,394	79,458	62,569	142,831
Rent	70,493	40,754	135,889	125,987
Legal and accounting	46,500	48,498	137,719	152,264
Recording and title fees	10,267	10,382	32,013	36,144
Management fees	251,720	421,552	779,527	1,191,552
Consulting fees	591,227	440,799	2,132,840	1,277,458
Depreciation and amortization	19,611	14,132	52,369	47,469
Office	42,558	68,550	111,672	222,087
Postage and printing	24,137	34,521	72,058	106,810
Computer	14,257	67,996	60,180	208,363
Lease	6,807	9,590	19,875	16,504
Appraisal	5,250	18,662	8,130	52,353
Utilities	17,656	17,885	51,990	46,417
Repairs and maintenance	19,908	25,525	16,801	54,917
Other	32,277	23,505	344,706	372,931

Total expenses	1,721,977	2,193,177	5,778,920	6,124,596

NET INCOME	$1,180,654	$924,192	$4,263,146	$2,843,721

Consolidated Mortgage, LLC
Statements of Cash Flows
(Unaudited)

	Nine months ended
	September 30,
	2005	2004
OPERATING ACTIVITIES
Net income	$4,263,146	$2,843,721
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortizaiton	52,369	47,469
Change in assets and liabilities
Receivables	(22,189)	(2,097,016)
Accounts payable and accrued expenses	27,911	71,380
Due to others	(99,026)	—

NET CASH FROM OPERATING ACTIVITIES	4,222,211	865,553

INVESTING ACTIVITIES
(Increase) decrease in notes receivable	1,596,048	(6,735,888)
Equipment acquisition (disposal)	(206,506)	(69,772)

NET CASH (USED BY) FROM INVESTING ACTIVITIES	1,389,542	(6,805,660)

FINANCING ACTIVITIES
Increase (decrease) in related party note payable	(1,579,048)	6,778,789
Dividends paid	(4,392,510)	(400,000)

NET CASH (USED BY) FROM FINANCING ACTIVITIES	(5,971,558)	6,378,789

NET CHANGE IN CASH	(359,805)	438,682

CASH AT BEGINNING OF YEAR	1,039,908	591,909

CASH AT END OF PERIOD	$680,104	$1,030,591

Consolidated Mortgage, LLC
Notes to Financial Statements
September 30, 2005
(Unaudited)
Note 1 – Principal Activity and Significant Accounting Policies
Principal Business Activity
Consolidated Mortgage, LLC (the Company) brokers and services first and second deeds of trust for a variety of acquisition, development and construction phases of commercial and residential projects in Las Vegas, Nevada and surrounding communities. The Company also brokers residential real estate loans to homeowners in the Las Vegas area.
The Company was previously formed as a corporation. On November 29, 2004 Consolidated Mortgage, LLC was formed and all of the assets, liabilities and operations of the Company, except those of the real estate loan division were transferred to another entity.
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Significant Group Concentrations
Most of the Company’s loans are with residential real estate developers in the Las Vegas, Nevada area.
Cash
Cash held at a financial institution exceeded federally insured limits at various times throughout the year.
Deeds of Trust Held for Sale
The Company from time to time will invest funds in a deed of trust to allow the loan to close on a timely basis. These loans are held by the Company until an investor can be identified and the Company’s interest assigned out. Deeds of trust held for sale are carried at the lower of aggregate cost or market value. These interests are sold at the Company’s cost which represents the Company’s share of the principal amount of the loan. The deeds of trust are collateralized by real estate and are generally due within a year.

Equipment and Leasehold Improvements
Equipment and leasehold improvements are stated at cost. Depreciation and amortization is computed on an accelerated method over estimated useful lives of 5-20 years.
Revenue Recognition
Loan brokerage fees and related costs are recognized as income and expense upon funding of the loans. Service and other loan fees are recognized upon collection. Other income is recognized when collections are made for services the Company has provided to investors.
Advertising Costs
Advertising costs are charged to expense as incurred. Advertising expense for the three and nine months ended September 30, 2005 were $8,394 and $62,569, respectively, compared to $79,458 and $142,831, for the same periods in 2004.
Income Taxes
The Company, with the consent of its stockholder, had elected to be taxed as an S Corporation. After the transfer of the assets, liabilities and operations to Consolidated Mortgage, LLC, the Company elected to be taxed as a partnership. Neither form of organization pays taxes at the entity level, and instead taxes are paid at the shareholder or member level. As a result, no income tax liability or expense has been recorded.
Goodwill
In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations” and Statement of Financial Accounting Standard No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets.” SFAS 141 mandates the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS 142 addresses the accounting for goodwill and intangible assets subsequent to their acquisition. The most significant changes made by SFAS 142 are that goodwill and indefinite lived intangible assets will no longer be amortized and will be tested for impairment at least annually, thereafter. The Company adopted the provisions of SFAS 142 on January 1, 2002 and has determined that goodwill was not impaired at the date of adoption or at September 30, 2005 or December 31, 2004. The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of SFAS 142 are effective upon adoption of SFAS 142.

Intangible assets consist only of goodwill, which was being amortized on a straight-line basis over a period of 15 years. Effective January 1, 2002, goodwill is no longer being amortized.
Note 2 – Funds Held in Trust
The Company had cash held in trust in the amount of $15,203,718 and 12,169,971 at September 30, 2005 and December 31, 2004, respectively. These amounts represent investors’ cash deposited in bank accounts established by the Company and available for lending. Cash held in trust is segregated in separate bank accounts and excluded from the Company’s assets and liabilities. Arrangements relating to specific trust accounts require the maintenance of compensating balances. These accounts may be withdrawn on a day-to-day basis without restrictions; however, the bank requires that the Company maintain a daily ending balance of $125,000 in each of the applicable accounts. This requirement was satisfied substantially through the use of money market accounts.
Note 3 – Notes Receivable
Notes receivable represent interests in deeds of trust owned by the Company in various real estate development projects. The Company expects to sell these interests and assign these deeds of trusts to other investors.
Note 4 – Equipment and Leasehold Improvements
Equipment and leasehold improvements consisted of the following at September 30, 2005, and December 31, 2004:

	September 30,	December 31,
	2005	2004
Equipment	244,276	254,878
Furniture and fixtures	148,860	148,860
Software	269,168	52,591
Leasehold improvements	50,236	50,236

	712,541	506,565

Less accumulated depreciation	(296,893)	(245,054)

	415,647	261,511

Depreciation expense was $19,611 and $52,369 for the three and nine months ended September 30, 2005.
Note 5 – Related Party Borrowings and Transactions
The Company borrows money from time to time from a related party to finance note advances on land development projects (see Note 3). As September 30, 2005 and

December 31, 2004, the balances were $994,492 and $2,573,540, respectively. Interest expense was $326,096 and $429,547 for the nine months ended September 30, 2005 and 2004, respectively.
The Company entered into an agreement in 2004 with CMC Financial Services, Inc., a related entity, to provide investors for loans brokered and serviced by the Company. Fees paid to CMC Financial Services, Inc. were $779,527 and $1,191,552 for the nine months ended September 30, 2005 and 2004, respectively.
The Company also has an agreement with a related entity to provide management services for the Company. Consulting fees were $2,132,840 and $1,277,458 for the nine months ended September 30, 2005 and 2004, respectively.
Note 6 – Commitments and Contingencies
The Company is involved in various legal actions arising in the normal course of business. Management believes any liability arising from such claims would not be material.
Note 7 – Ownership Activity
On November 10, 2004 Second James, Inc. agreed to sell its interest in the Company to Desert Capital TRS, a wholly owned subsidiary of Desert Capital REIT, Inc. The agreement allows Desert Capital TRS to acquire up to 100% of the outstanding equity. The agreement allows for purchases of the equity at the discretion of Desert Capital TRS over time so as to assure that Desert Capital Real Estate Investment Trust is able to comply with applicable Internal Revenue Code provision governing real estate investment trusts. As of September 30, 2005, 78% of the outstanding equity had been acquired by Desert Capital TRS.